PHOTRONICS, INC. AND SUBSIDIARIES
Non-GAAP Financial Measure
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income
(in thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	August 2,		August 3,		August 2,		August 3,
	2015		2014		2015		2014
	$	%	$	%	$	%	$	%
		(a)		(a)		(a)		(a)
GAAP Operating Income	$18,560	14.1%	$11,057	8.9%	$44,984	11.8%	$19,519	5.9%
Acquisition transaction expenses (b)	-	-	-	-	-	-	2,455	0.7

Non-GAAP Operating Income	$18,560	14.1%	$11,057	8.9%	$44,984	11.8%	$21,974	6.6%

(a)	Represents percentage of net sales

(b)	Represents transaction expenses in connection with the acquisition of DNP Photomask Technology Taiwan Co., Ltd., a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.